AMENDMENT NO. 2


    AMENDMENT NO. 2 to Amended and Restated Credit Agreement dated as of January 26, 1994 by and among Guest Supply, Inc., Guest Packaging, Inc. and Breckenridge-Remy Co. (collectively, the "Borrower") and Chemical Bank New Jersey, National Association (the "Lender") (as amended by Amendment No. 1 dated September 29, 1994 and this Amendment No. 2, the "Credit Agreement"). Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

                           W I T N E S S E T H:

    WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement in order to amend the Commitment level, Available Commitment level and certain of the financial covenants contained therein; and

    WHEREAS, the Lender is willing to amend the Credit Agreement to reflect such changes and make such other revisions as the Lender deems appropriate and desirable.

    NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

  1. All references to this "Agreement" shall refer to the Credit Agreement, as amended by this Amendment No. 2, and as the same may hereafter be amended, supplemented or otherwise modified from time to time.

  2. As of the effective date hereof, Section 1.1 of the Credit Agreement is hereby amended as follows:

      (a) The definition of "Borrowing Base" is hereby amended by adding the following language before the period at the end of clause (B): "plus
           (z) for the period from February 1, 1995 to and including April 7, 1995, $2,000,000."

      (b) Clause (x) of the definition of "Commitment" is hereby amended in its entirety to read as follows: "(x) $18,000,000 for the Interim Period, $14,500,000 for the period from February 1, 1995 to and including August 15, 1995 and $13,000,000 at all other times and."

  3. As of the effective date hereof, the words "(the 'Revolving Credit Note')" in the fourth line of Section 2.2 of the Credit Agreement are amended to read "(such promissory note or any note issued in substitution thereof, the 'Revolving Credit Note')."

  4. As of the effective date hereof, Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

      12. Liabilities/Tangible Net Worth. Permit the ratio of liabilities (other than Subordinated Debt) of GSI and its consolidated Subsidiaries to Consolidated Tangible Net Worth at the end of any fiscal quarter of GSI to be greater than 1.49X for any fiscal quarter ending prior to GSI's 1995 first fiscal quarter or greater than 1.75X for any fiscal quarter ending prior to GSI's 1996 first fiscal quarter or greater than 1.50X for any fiscal quarter ending prior to GSI's 1997 first fiscal quarter or greater than 1.25X for any fiscal quarter ending prior to GSI's 1998 first fiscal quarter or 1.00X from and including GSI's 1998 first fiscal quarter.

      5. In order to induce the Lender to enter into this Amendment No. 2, the Borrower makes the following representations and warranties which shall survive the execution and delivery hereof:

          (a) All of the representations made by or on behalf of the Borrower in the Credit Agreement are true on and as of the date hereof;

          (b) This Amendment No. 2 has been duly authorized, executed and delivered by the Borrower;

          (c) Neither the execution and delivery of this Amendment No. 2 by the Borrower, nor consummation by the Borrower of the transactions herein contemplated, nor compliance by the Borrower with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Borrower's Certificate of Incorporation or By-Laws,
               (ii) any agreement or instrument to which the Borrower is now a party or by which the Borrower, or to which the property of the Borrower, is, or may be, bound, or constitute a default thereunder, or result thereunder in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance or any nature whatsoever upon any of the properties or assets of the Borrower, or (iii) any judgment or order, writ, injunction or decree of any court; and

          (d) No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 2 by the Borrower.

  6.  This Amendment No. 2 shall become effective upon receipt by Lender of:

          (a)  a non-refundable amendment fee of $7,500; and

          (b) a substitute promissory note (the "Substitute Note") in the form of Exhibit A annexed hereto.

  7. Except as expressly amended by this Amendment No. 2, all terms and provisions of the Credit Agreement, and all rights of the Lender and all obligations of the Borrower thereunder shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the 9th day of March 1995.

   GUEST SUPPLY, INC.


   By:______________________
                                  Name:   Paul Xenis
                                  Title:  Vice President, Finance


   GUEST PACKAGING, INC.


   By:______________________
                                  Name:   Paul Xenis
                                  Title:  Assistant Secretary

   BRECKENRIDGE-REMY CO.


   By:______________________
                                  Name:   Paul Xenis
                                  Title:  Assistant Secretary

   CHEMICAL BANK NEW JERSEY,
   NATIONAL ASSOCIATION


   By:______________________
                                  Name:   Nicole Lorber
                                  Title:  Vice President